Exhibit 99.1


                Written Statement of the Chief Executive Officer
                          Pursuant to 18 U.S.C. ss.1350


     Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chairman, President and Chief Executive Officer of Coeur d'Alene Mines Corporation (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Dennis E. Wheeler
Dennis E. Wheeler
August 19, 2002